EXHIBIT 15.1

Board of Directors
Western Goldfields, Inc.
Hilton Head Islands, South Carolina



                LETTER RE: UNAUDITED INTERIM FINANCIAL STATEMENT
                ------------------------------------------------
                                  INFORMATION
                                  -----------

Re:  Registration Statement of Form SB-2.

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated December 29, 2003, related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered a part of a registration statement prepared or certified by an accountant, within the meaning of sections 7 and 11 of the Act.



/s/ Williams & Webster, P.S.
 Williams & Webster, P.S.
Spokane, Washington

January 19, 2004


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